                               SHARE PURCHASE AGREEMENT


         THIS AGREEMENT made as of the 16th day of August, 1996.

BETWEEN:

         XILLIX TECHNOLOGIES CORP., a corporation duly incorporated and existing under the laws of the Province of British Columbia, Canada, having its registered office at 300 - 13775 Commerce Parkway, Richmond, British Columbia, Canada, V6V 2V4

         (the "Vendor")

AND:

         ACCUMED INTERNATIONAL, INC., a corporation duly incorporated and existing under the laws of the State of Delaware, United States of America, having its principal office at 900 N. Franklin, Suite 401, Chicago, Illinois, U.S.A., 60610

         (the "Purchaser")

WHEREAS:

A. Oncometrics Imaging Corp. (the "Company") is a wholly-owned subsidiary of the Vendor, which is a British Columbia publicly traded company;

B. The Company was formed in 1995 for the purpose of acquiring from the Vendor, and completing the development of, a proprietary technology for the screening of high risk individuals for cancer, which is more particularly described in Schedule "A" hereto (the "Technology");

C. The Company has acquired and now owns or holds rights to the Technology and certain related patents, patent applications, trademarks, inventories, equipment and other assets, all of which are more particularly described in Schedule "B" hereto (collectively, the "Assets");

D. The Purchaser has agreed to acquire a two-thirds equity interest in the Company, by purchasing 1,000,000 Common shares of the Company from the Vendor (the "Share Purchase") and by subscribing for and purchasing 1,000,000 Common shares from the Company (the "Share Subscription"), and the Vendor and the Company have agreed to issue and/or sell such shares;

E. The Purchaser, the Company and the Vendor have agreed that, upon the completion of the Share Subscription, they will enter into a shareholders' agreement defining their respective rights and obligations relating to the Company (the "Shareholders Agreement");

F. The Purchaser and the Company have agreed that, simultaneous with the completion of the Share Subscription, they will enter into a letter agreement setting forth the terms and conditions upon which the Purchaser will provide certain manufacturing, marketing and quality control services to the Company in respect of all of the development of all of its gynecological and sputum products (the "Letter Agreement"); and

G. The Parties have agreed that the completion of the Share Purchase, on the terms and conditions set out in this Agreement, shall be conditional upon and shall occur concurrently with the completion of the Share Subscription and the execution of the Shareholders Agreement and the Letter Agreement.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants, warranties and agreements hereinafter set forth (the receipt and sufficiency of which is hereby acknowledged), the Parties hereby agree as follows:

1.       INTERPRETATION

1.1 DEFINITIONS. In this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below:

    (a) "ARM'S LENGTH", "NON-ARM'S LENGTH" and similar expressions have the meanings ascribed to them in the INCOME TAX ACT of Canada, as presently in force;

    (b)  "ASSETS" has the meaning ascribed thereto in Recital C;

    (c) "B.C. ACT" means the SECURITIES ACT of British Columbia, as amended, together with all regulations, rules and policies from time to time thereunder;

    (d)  "CLOSING" has the meaning ascribed thereto in section 9.1;

    (e)  "CLOSING DATE" has the meaning ascribed thereto in section 9.1;

    (f)  "COMPANY" has the meaning ascribed thereto in Recital A;

    (g)  "FINANCIAL STATEMENTS" has the meaning ascribed thereto in section 3.1(n);

    (h)  "INDEMNIFIER" has the meaning ascribed thereto in section 10.5;

    (i)  "IP ASSETS" has the meaning ascribed thereto in section 3.1(ab);

    (j)  "LETTER AGREEMENT" has the meaning ascribed thereto in Recital F;

    (k) "MATERIAL CONTRACTS" means all contracts and agreements to which the Company is a party or by which it is bound and which are material to the Assets or the business and operations of the Company, but, for greater certainty, do not include any contracts or agreements:

         (i) which may be terminated by the Company, without the payment of any penalty or compensation, on not more than one month's notice; and

         (ii) which have been entered into in the ordinary course of business of the Company and which do not involve the expenditure of more than $10,000;

    (l) "1933 ACT" means the SECURITIES ACT OF 1933 of the United States, as amended, together with all regulations, rules and policies from time to time thereunder;

    (m)  "OTHER" has the meaning ascribed thereto in section 10.5;

    (n) "PARTIES" means the Vendor and the Purchaser, and "PARTY" means either one of them;

    (o) "PERSON" means any individual, partnership, limited liability partnership, corporation, limited liability corporation, joint stock company, trust, unincorporated association, government, government agency, or other entity;

    (p)  "PURCHASED SHARES" has the meaning ascribed thereto in section 2.1;

    (q)  "PURCHASE PRICE" has the meaning ascribed thereto in section 2.1;

    (r)  "SHARE PURCHASE" has the meaning ascribed thereto in Recital D;

    (s)  "SHARE SUBSCRIPTION" has the meaning ascribed thereto in Recital D;

    (t) "SHAREHOLDERS AGREEMENT" has the meaning ascribed thereto in Recital E;

    (u) "STATEMENT DATE" means May 31, 1996, being the end of the period covered by the Financial Statements;

    (v) "SUBSCRIPTION AGREEMENT" has the meaning ascribed thereto in section 3.1(d);

    (w)  "TECHNOLOGY" has the meaning ascribed thereto in Recital B;

    (x)  "UNDERWRITTEN OFFERING" has the meaning ascribed thereto in section 7.1(h); and

    (y)  "VENDOR'S SHARES" has the meaning ascribed thereto in section 3.1(c).

1.2 DIVISIONS AND HEADINGS. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. All references in this Agreement to a designated section or other subdivision is to the designated section or other subdivision of this Agreement.

1.3 GENDER AND NUMBER. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.4 GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.5 INVALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be deemed to be severable.

1.6 CURRENCY. Unless otherwise indicated herein, all dollar amounts referred to in this Agreement are expressed, and shall be paid, in lawful currency of the United States of America.

1.7 ACCOUNTING TERMINOLOGY. All accounting terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in accordance with generally accepted accounting principles in

Canada, as established and applied from time to time by the Canadian Institute of Chartered Accountants.

1.8 DESCRIPTION OF SCHEDULES. The following are the schedules to this Agreement, which form an integral part hereof:

         Schedule "A"   -    Description of Technology
         Schedule "B"   -    Description of Assets
         Schedule "C"   -    Employee Matters
         Schedule "D"   -    Financial Statements
         Schedule "E"   -    Material Contracts.

2.       PURCHASE AND SALE

2.1 PURCHASE OF SHARES. On the basis of and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase and the Vendor agrees to sell, on the Closing Date, 1,000,000 Common shares without par value in the capital of the Company (the "Purchased Shares"), for an aggregate purchase price of Two Million ($2,000,000.00) Dollars (the "Purchase Price").

2.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid and satisfied by the Purchaser by the delivery to the Vendor of a certified cheque or bank draft in an amount equal to the Purchase Price, payable to the Vendor at par in Vancouver, Canada, on the Closing Date.

3.       REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS OF THE VENDOR. The Vendor hereby warrants and represents to the Purchaser that:

    (a) the Company is a company duly incorporated, organized and validly existing and in good standing under the laws of the Province of British Columbia, Canada and is duly qualified to carry on business as a foreign corporation in each other jurisdiction where the failure to so qualify would have a material adverse effect on the business, financial condition or assets of the Company;

    (b) the Company has all necessary corporate power, authority and right to own, lease and hold the properties and assets owned, leased or held by it (including, without limitation, the Assets) and to conduct its business as presently conducted and as proposed to be conducted;

    (c) the entire authorized capital of the Company consists of 50,000,000 Common shares without par value, of which the only issued and outstanding shares, prior to the completion of the Share Subscription, on the Closing Date, will be 2,000,000 Common shares (the "Vendor's Shares"), which will be held of record and beneficially owned by the Vendor, and which will have been duly authorized and validly issued as fully paid and non-assessable;

    (d) there are no outstanding options, warrants, rights to subscribe, calls or commitments relating to, or securities or rights convertible into, shares in the capital of the Company, or contracts, commitments or arrangements obligating the Company to issue additional shares in its capital or warrants or rights to purchase or acquire any shares in its capital, other than the agreement of even date herewith between the Company and the Purchaser relating to the Share Subscription (the "Subscription Agreement");

    (e) the Vendor is a company duly incorporated and validly existing under the laws of the Province of British Columbia, Canada, and has all necessary corporate power, authority and right to enter into, deliver, and perform its obligations under this Agreement, including, without limitation, to sell and transfer the Purchased Shares to the Purchaser;

    (f) this Agreement has been duly and validly authorized, executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by principles of equity;

    (g) the Purchased Shares are held of record, and are legally and beneficially owned, by the Vendor, free and clear of all liens, mortgages, charges, encumbrances, security interests, options, restrictions and claims whatsoever, other than the restrictions to be contained in the Shareholders Agreement;

    (h) no person other than the Purchaser has any agreement or option, or right capable of becoming an agreement or option, to acquire the Purchased Shares, or any part thereof or interest therein;

    (i) the Vendor is "resident in Canada" for the purposes of section 116 of the INCOME TAX ACT of Canada;

    (j) the execution, delivery and performance by the Vendor of this Agreement and the Shareholders Agreement, and the consummation of the transactions herein contemplated, does not and will not conflict with, or result in a breach of the terms of, or constitute a default under or violation of, any law or regulation of any governmental authority or any provision of the charter documents of either the Vendor or the Company or any provision of any indenture, contract or commitment to which either the Vendor or the Company is a party or otherwise subject;

    (k) no consent, approval or authorization of any third party or of any governmental authority is required to be obtained on the part of the Vendor or the Company to permit the execution or delivery of this Agreement, the Shareholders Agreement or the

         Letter Agreement, or the consummation of the transactions contemplated hereby, except such consents, approvals and authorizations as have been obtained, or will have been obtained on or before the Closing Date;

    (l) the Company has no subsidiaries and does not own, directly or indirectly, any shares of capital stock, partnership or other interests in any corporation, partnership, joint venture or other Person;

    (m) the Company is conducting its business in material compliance with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, holds, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, held, leased and operated, and all such licenses, registrations and qualifications are valid and subsisting and in good standing, except in respect of matters which do not and will not result in any material adverse change to the business, business prospects or condition (financial or otherwise) of the Company;

    (n) the audited financial statements of the Company for the period ended May 31, 1996, a copy of which are attached as Schedule "D" hereto (the "Financial Statements"), present fairly, in all material respects, the financial position and results of the operations of the Company for the period then ended, and have been prepared by the management of the Company in accordance with Canadian generally accepted accounting principles, applied on a consistent basis;

    (o) to the best of its knowledge, there are no liabilities, absolute, contingent or otherwise, of the Company which are not disclosed or reflected in the Financial Statements or in this Agreement, except:

         (i) those incurred in the ordinary course of its business since the Statement Date;

        (ii) those which are covered by existing insurance policies or are for amounts not greater than policy deductibles; and

       (iii) the contingent liabilities arising pursuant to or in connection with the Material Contracts referred to in Schedule "E" hereto; and

        (iv) any future loss by the Vendor relating to the collection of the final payment of $50,000 on the sale of a Cyto-Savant system to the University of Rochester pursuant to the agreement referred to in paragraph 5 of Part A of Schedule "E";

    (p) the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any Person, other than the debt referred to in section 3.1(o)(iv);

    (q) all material transactions of the Company have been properly recorded or filed in or with its books and records and the minute book of the Company contains all records of the meetings and proceedings of the shareholders and directors thereof;

    (r) the Company has not been required by law to file any tax returns or reports prior to the date hereof;

    (s) there are no taxes payable for the current period for which tax returns are not yet required to be filed, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by the Company;

    (t) there are no proceedings or actions in progress, pending or threatened against the Company for the assessment or the collection or remittance of taxes, charges, interests, penalties, instalments or other amounts and there are no material questions of taxation or assessment which are the subject of dispute with any taxing authority, or any grounds that could result in an assessment, reassessment, charge or potentially adverse determination by any taxation authority;

    (u)  since the Statement Date:

         (i) no return of capital or other distribution of any kind on its shares has been declared or paid by the Company;

        (ii) no capital expenditure or commitment therefor has been made by the Company in excess of $25,000;

       (iii) the Company has carried on its business in the ordinary and normal course, in a prudent, businesslike and efficient manner, and substantially in accordance with the procedures and practices in effect on the Statement Date;

        (iv) there has been no material adverse change in the financial position or condition of the Company and no damage, loss or destruction materially affecting the business or assets of the Company or its right or capacity to carry on such business; and

         (v) the Company has not paid or agreed to pay any compensation, pension, bonus, share of profits or other benefit to, or for the benefit of, any employee, director or officer, except in the normal course of business and as disclosed or reflected in its books and records;

    (v) the Company has good and marketable title to, or a valid license or other right to use, all of the material assets referred to in

         Schedule "B", except inventory disposed of, and changes in the working capital item, since the Statement Date in the ordinary course of business, free and clear of all liens, charges or encumbrances;

    (w) Schedule "E" hereto sets forth a complete and accurate list of all Material Contracts to which the Company is a party or by which it is bound;

    (x) no Person who is not at arm's length to the Company is now indebted to it on any account whatsoever;

    (y) the Company is not indebted to any Person who is not at arm's length to it, except:

         (i)  as reflected in the Financial Statements;

        (ii) for salaries or operating expenses accrued in the normal course of business; and

       (iii) as expressly provided for or contemplated in this Agreement or the Subscription Agreement;

    (z) the amount of the indebtedness of the Company to Western Economic Diversification Program as at July 31, 1996 was $307,726 (Canadian);

    (aa) the Company maintains such insurance against loss or damage to its assets and with respect to public liability as is reasonably prudent for a corporation operating similar businesses to that of the Company;

    (ab) set forth on Schedule "A" is a true and complete list of the Technology and set forth on Schedule "B" is a true and complete list of all the rights to the Technology and certain related patents, patent applications, trademarks, and copyrights or rights thereto owned or held by the Company (collectively, the "IP Assets") which constitutes all of the intangible property relating to the Technology and which is presently owned, licensed, possessed, used or held by the Company. To the extent applicable, the list set forth in Schedule "B" specifies, among other things, the patent numbers and date of issue of each patent, the application number and date of application for each patent pending, the copyright registration numbers and date of grant, numbers and filing dates of all applications for copyright legislation, the numbers and dates of grants of all trademark registrations, the numbers and filing dates of all applications for trademark registrations. The Company owns sufficient interest in and to the Technology to enable it to conduct its business as presently conducted and proposed to be conducted. To the best of the Vendor's knowledge:

         (i) no Person is infringing upon any of the IP Assets or has any claim which competes with the IP Assets;

        (ii) all trade secrets relating to the Technology have been adequately safeguarded, have not been disclosed to any third parties who are not bound to maintain the confidentiality of such trade secrets; and

       (iii) the conduct of the Company's business, including without limitation use of the Technology, does not infringe any patent, copyright, trademark, trade secret, trade name, or commercial name, registered or unregistered, or other intellectual property rights of third parties, and no claim is pending or has been made to such effect;

    (ac) the Company has 10 employees, particulars of which are set forth in Schedule "C", and is not a party to a collective agreement with any trade union;

    (ad) there are no pension, profit sharing, group insurance, deferred compensation or other similar plans affecting the Company, other than the plans referred to in Schedule "C";

    (ae) the Company does not hold, either directly or indirectly, a legal or beneficial interest in any real property, except by way of a lease of its office premises entered into in the normal course of business;

    (af) there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding or pending or, to the best of the Vendor's knowledge, threatened, by or against or affecting the Company or its assets, at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign, of any kind whatsoever, which will materially adversely affect the business, operations or financial condition of the Company, or any of its assets or properties, or which materially adversely affect or may materially adversely affect the issuance and sale of the Purchased Shares or any action taken or to be taken by the Company pursuant to or in connection with this Agreement;

    (ag) the Vendor has received no notice of and the Company is not in default or breach of, and the execution and delivery and performance of and compliance with the terms of the Subscription Agreement, the Shareholders Agreement and the Letter Agreement does not and will not conflict with, or result in any breach of or the acceleration of any indebtedness under, or constitute a default under, any term or provision of the Memorandum, Articles or resolutions of the Company, or of any indenture, contract, agreement, instrument, lease or other document to which the Company is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Company, which default or breach might reasonably be expected to materially adversely affect the assets, business or condition (financial or otherwise) of the Company; and

    (ah) no securities commission or similar regulatory authority in Canada or United States has issued any order preventing or suspending trading in any securities of the Company.

3.2 REPRESENTATIONS OF THE PURCHASER. The Purchaser warrants, represents and acknowledges to the Vendor that:

    (a) the Purchaser is a company duly incorporated, organized and validly existing under the laws of the State of Delaware;

    (b) the Purchaser has all necessary power, authority and right to enter into and perform its obligations under this Agreement, including, without limitation, to purchase the Purchased Shares from the Vendor;

    (c) this Agreement has been duly and validly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy laws or other similar laws affecting creditors' rights generally and by principles of equity;

    (d) no consent, approval or authorization of any third party or of any governmental authority is required to be obtained on the part of the Purchaser to permit the execution or delivery of this Agreement, the Shareholders Agreement or the Letter Agreement, or the consummation of the transactions contemplated hereby, except such consents, approvals or authorizations as have been obtained, or will have been obtained, on or before the Closing Date;

    (e) the execution and delivery of this Agreement, the Shareholders Agreement and the Letter Agreement by the Purchaser and the performance of its obligations hereunder does not and will not conflict with or result in the breach or violation of any law or regulation of any governmental authority or any of the terms and provisions of the Certificate of Incorporation or Bylaws of the Purchaser or any indenture, agreement, contract or commitment to which the Purchaser is a party or otherwise subject;

    (f) the issue and sale of the Purchased Shares to the Purchaser is being made in reliance upon exemptions from the requirements of the B.C. Act as to the involvement of a registered dealer, the filing of a prospectus and the delivery of an offering memorandum relating to the sale of the Purchased Shares, and, as a result, the Purchaser will be restricted from using most of the civil remedies available to it under such Act;

    (g) the Purchased Shares have not been registered under the 1933 Act, or under any state securities laws, and may not be offered or sold in the United States unless registered thereunder or unless an exemption from such requirements is available;

    (h) the Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated under the 1933 Act;

    (i) the Purchaser has such knowledge and experience in financial and business matters as is required in order to assess and evaluate the merits and risks of its purchase of the Purchased Shares;

    (j) the Purchased Shares cannot readily be sold or disposed of, since there will be no public market, and it may not be possible to sell or dispose of the Purchased Shares at all. The Purchaser represents that it:

         (i) has liquid assets sufficient to ensure that its holding of the Purchased Shares will cause no undue financial difficulties to it;

        (ii) can afford the complete loss of its investment in the Purchased Shares; and

       (iii) can provide for its current needs and possible contingencies without the need to sell or dispose of the Purchased Shares;

    (k) the Purchaser is acquiring the Purchased Shares as principal, for its own account and not on behalf of others, and for purposes of investment only and not with a view to resale or distribution of all or any part thereof;

    (l) the Purchaser has not been formed solely or primarily for the purpose of purchasing the Purchased Shares (or any other securities) pursuant to exemptions from the registration and prospectus requirements contained in the B.C. Act (or in any other applicable securities legislation);

    (m) the Purchaser has been afforded with full access to all relevant financial, technical, operational and corporate information relating to the Company, the Assets and the Purchased Shares, has been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the foregoing and all other relevant matters as it has deemed necessary or desirable, has been given all such information that has been requested in order to assess and evaluate the Purchased Shares and the merits and the risks of the transactions contemplated herein, and, as a result, has acquired sufficient information concerning the Company to make an informed and knowledgeable decision with respect to the purchase of the Purchased Shares;

    (n) the business plans and executive summaries of the Company dated December, 1995 and May, 1996 were prepared by its management for internal purposes only, and not with a view to creating any legal rights or obligations, and that in deciding to purchase the Purchased Shares the Purchaser has not relied upon such documents or upon any other representations or warranties made by or on behalf of the Company or the Vendor, other than those representations and warranties of the Company expressly set forth in this Agreement;

    (o) the Purchaser has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or other document (other than the Financial Statements) describing the business and affairs of the Company which has been prepared for delivery to, and review by, prospective purchasers in order to assist it in making an investment decision in respect of the Purchased Shares;

    (p) the Purchaser has not been induced to enter into this Agreement or to purchase the Purchased Shares by any advertisement by or in radio, television or printed media of general and regular paid circulation;

    (q) the Purchaser has been independently advised as to restrictions with respect to trading in the Purchased Shares imposed by the B.C. Act and the 1933 Act, confirms that no representation has been made to it by or on behalf of the Company with respect thereto, and acknowledges that it is aware of the characteristics of the Purchased Shares, the risks relating to an investment therein and the fact that it will not be able to resell the Purchased Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy; and

    (r) the certificate representing the Purchased Shares to be delivered to the Purchaser pursuant to section 8.1(c) will contain a legend providing notice of the restrictions contained in the

         Shareholders Agreement and the resale restrictions applicable thereto under the B.C. Act, the 1933 Act and any other applicable securities law, and that the Purchaser will not sell or dispose of all or any part of the Purchased Shares except in accordance with such restrictions.

4.       SURVIVAL AND RELIANCE

4.1 SURVIVAL. The representations and warranties contained in this Agreement shall survive the Closing, the payment of the Purchase Price and the transfer of the Purchased Shares.

4.2 RELIANCE. Each of the Parties acknowledges and agrees that the other Party has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement, notwithstanding any independent searches, enquiries or other investigations undertaken by or on behalf of such other Party.

5.       COVENANTS

5.1 COVENANTS OF THE VENDOR. The Vendor covenants and agrees to and with the Purchaser that the Vendor will:

    (a) prior to the Closing, fulfil any and all requirements (including, without limitation, compliance with the B.C. Act) required to be fulfilled by the Vendor to enable the Purchased Shares to be sold to the Purchaser in accordance with the terms of this Agreement;

    (b) on or before the Closing Date, at its expense, execute and deliver, or cause to be delivered, each of the documents referred to in section 8.1 hereof;

    (c) at all reasonable times prior to the Closing Date, and upon reasonable notice being provided by the Purchaser, cause the Company to (i) permit representatives of the Purchaser full access to the business premises of the Company and its books and records, including contracts and agreements, minute books and registers of members; (ii) give the Purchaser and its representatives such information with respect thereto as may be reasonably requested; and (iii) to permit the Purchaser to make such audit of the books of account of the Company and physical verification of the Assets as the Purchaser may see fit. The cost of any such audit and verification will be for the account of the Purchaser. The Vendor will cause its financial officers and those of the Company to discuss and answer fully any and all questions of the Purchaser relating to the Assets or the business and affairs of the Company;

    (d) use all commercially reasonable efforts to assist the Purchaser, at its cost, in obtaining from all appropriate federal, provincial, state, municipal and other governmental or administrative bodies and all other Persons, such approvals and consents as are necessary in order to permit the sale of the Purchased Shares to the Purchaser as contemplated herein; and

    (e) from the date of this Agreement to the Closing Date, cause the Company to:

         (i) carry on its business in the ordinary and normal course, in a prudent, businesslike and efficient manner, and substantially in accordance with the procedures and practices in effect on the date hereof;

        (ii) use its best efforts to preserve and maintain the existing licences, franchises, rights and privileges pertinent to the business and operations of the Company and the goodwill of its business and to preserve intact its business organization and relationship with its employees; and

       (iii) do all necessary repairs and maintenance to its material assets and take reasonable care to protect and safeguard those assets; and

    (f) not enter into any agreement, commitment, or arrangement, or undertake or omit to take any other action, which would preclude the Vendor from completing the transactions contemplated hereby on the terms set out in this Agreement.

5.2 COVENANTS OF THE PURCHASER. The Purchaser covenants to and with the Vendor that the Purchaser will:

    (a) on or before the Closing Date, at its expense, execute and deliver, or cause to be delivered, each of the documents referred to in section 8.2 hereof;

    (b) use all commercially reasonable efforts to obtain any and all approvals referred to in section 5.1(d);

    (c) comply with any and all applicable requirements of the INVESTMENT CANADA ACT with respect to its purchase of the Purchased Shares;

    (d) if required by the B.C. Act, the 1933 Act or any other applicable securities laws, execute, deliver, file and otherwise assist the Vendor in filing, such reports, undertakings and other documents as are required thereunder with respect to the sale of the Purchased Shares;

    (e) use its best efforts to complete the Share Purchase by September 30, 1996;

    (f) if the Share Purchase does not complete in accordance with the terms of this Agreement, forthwith return to the Vendor all data, documents, information and other material provided by the Vendor to the Purchaser in respect of the Assets or the Company, including, without limitation, any copies of the same made by the Purchaser or its employees, agents or advisors; and

    (g) if the Share Purchase does not complete in accordance with the terms of this Agreement, other than as a result of a breach of this Agreement or the Subscription Agreement by the Vendor or the Company, respectively, pay all reasonable legal fees incurred by the Vendor in connection with the transactions contemplated herein.

6.       FINANCING OF THE COMPANY PRIOR TO CLOSING

6.1 FINANCING OF THE COMPANY. The Parties acknowledge and agree that the Vendor has financed and will, until the Closing, continue to finance, the business and operations of the Company.

6.2 CONVERSION OF PAST FINANCING. Any and all financing provided by the Vendor on or before August 31, 1996 has been converted into or exchanged for, or will be converted into or exchanged for, Common shares of the Company, which will comprise part of the Vendor's Shares.

6.3 FUTURE FINANCING. Any and all financing provided by the Vendor to the Company, and any and all obligations of the Company incurred or paid by the Vendor, in either case in respect of the period from and after August 31, 1996 and to and including the Closing Date, shall be evidenced by one or more demand promissory notes issued by the Company to the Vendor (copies of which will be provided to the Purchaser), shall bear interest at the prime rate of interest announced from time to time by Royal Bank of Canada plus 2% per annum, and shall be paid by the Company to the Vendor at Closing. If any such amount is not determinable at Closing, such amount, together with interest at the aforesaid rate, will be paid by the Company to the Vendor within 30 days after the Company receives satisfactory evidence thereof.

7.       CONDITIONS PRECEDENT

7.1 IN FAVOUR OF THE PURCHASER. Notwithstanding anything herein contained, the obligation of the Purchaser to carry out the terms of this Agreement and to complete the purchase of the Purchased Shares is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

    (a) the Purchaser shall have approved the form and substance of the Shareholders Agreement and the Letter Agreement;

    (b) the Company and the Purchaser shall have completed the Share Subscription concurrently herewith;

    (c)  the Purchaser shall have obtained any and all approvals referred to in section 5.1(d);

    (d) the Company shall have entered into an employment agreement with each of Branko Palcic, Dave Garner and Alan Harrison, in form and substance satisfactory to each of the Parties;

    (e) each of the warranties and representations of the Vendor shall be true and correct as of the date hereof and as of the Closing Date;

    (f) the Vendor shall have complied with all of the covenants and agreements required to be performed or complied with by it hereunder;

    (g) the Purchaser shall have completed its review of the IP Assets and shall be reasonably satisfied that the representations and warranties of the Vendor contained in this Agreement relating to such assets are accurate in all material respects; and

    (h) the Purchaser shall have consummated the underwritten public offering of its common stock (the "Underwritten Offering"), as contemplated in the Registration Statement on Form S-2 (Regis. No. 333-09011) as filed with the Securities and Exchange Commission, as may be amended.

         The conditions set forth in section 7.1 are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part on or before the Closing Date.

7.2 IN FAVOUR OF THE VENDOR. Notwithstanding anything herein contained, the obligation of the Vendor to carry out the terms of this Agreement and to complete the sale of the Purchased Shares is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

    (a) each of the Vendor and the Company shall have approved the form and substance of the Shareholders Agreement and the Letter Agreement;

    (b) the Company and the Purchaser shall have completed the Share Subscription concurrently herewith;

    (c)  the Purchaser shall have obtained any and all approvals referred to in section 5.1(d);

    (d) the Company shall have entered into an employment agreement with each of Branko Palcic, Dave Garner and Alan Harrison, in form and substance satisfactory to each of the Parties;

    (e) each of the warranties and representations of the Purchaser shall be true and correct as of the date hereof and as of the Closing Date; and

    (f) the Purchaser shall have complied with all of the covenants and agreements required to be performed or complied with by it hereunder.

         The conditions set forth in section 7.2 are for the exclusive benefit of the Vendor and may be waived by the Vendor in whole or in part on or before the Closing Date.

8.       CLOSING DELIVERIES

8.1 BY THE VENDOR. At the Closing, the Vendor shall deliver or cause to be delivered to the Purchaser:

    (a) a certified copy of a resolution of the directors of the Company, certified by its Secretary, approving the transfer of the Purchased Shares from the Vendor to the Purchaser;

    (b) a certified copy of resolutions of the directors of the Vendor, certified by its Secretary, authorizing or ratifying the execution and delivery of this Agreement, the Shareholders Agreement and each of the other agreements and instruments contemplated hereby;

    (c) a share certificate representing the Purchased Shares, registered in the name of the Purchaser;

    (d) a certificate of good standing for the Company issued by the Registrar of Companies for the Province of British Columbia as of a date not more than 5 days prior to the Closing Date;

    (e) a copy of the Vendor's cheque payable to 1991 Capital West Partners in full payment of its fees and expenses in connection with the Share Purchase;

    (f) evidence of the financing provided by the Vendor to the Company and the obligations of the Company incurred or paid by the Vendor which the Company is required to pay to the Vendor at Closing pursuant to section 6.3;

    (g) an opinion from the solicitors for the Vendor with respect to the sale of the Purchased Shares, the corporate power and capacity of the Vendor, the due authorization, execution and delivery of this Agreement and the Shareholders Agreement by the Vendor, and the good standing of the Company, in form and substance satisfactory to the Purchaser, acting reasonably; and

    (h) a certificate executed by the Vendor dated the Closing Date to the effect that the representations and warranties of the Vendor contained in this Agreement are true and correct as of the Closing Date and that the Vendor has performed all of the agreements, covenants and obligations contained herein to be performed by it on or before the Closing Date.

8.2 BY THE PURCHASER. At the Closing, the Purchaser shall deliver or cause to be delivered to the Vendor:

    (a)  the certified cheque or bank draft referred to in section 2.2;

    (b) the Shareholders Agreement, in form and substance satisfactory to both Parties, executed by the Purchaser;

    (c) the Letter Agreement, in form and substance satisfactory to both Parties, executed by the Purchaser;

    (d) the Company's cheque in full payment of all amounts owing to the Vendor and required to be paid at Closing pursuant to section 6.3;

    (e) an opinion from the solicitors for the Purchaser with respect to the corporate power and capacity of the Purchaser and the due authorization, execution and delivery by the Purchaser of this Agreement and the Shareholders Agreement, in form and substance satisfactory to the Vendor, acting reasonably; and

    (f) a certificate, executed by the Purchaser and dated the Closing Date, to the effect that the representations and warranties of the Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date and that the Purchaser has performed all agreements, obligations and covenants required hereunder to be performed by it on or before the Closing Date.

9.       CLOSING AND TERMINATION

9.1 TIME AND PLACE OF CLOSING. The completion of the purchase and sale of the Purchased Shares as contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. (Vancouver time) on a date (the "Closing Date") to be mutually agreed upon by the Purchaser and the Vendor, in writing, which shall be on or prior to five business days following the date on which the Underwritten Offering is consummated, but which shall not, in any event, be later than October 15, 1996. The Closing shall take place at the registered offices of the Company in Richmond, Canada, or at such other place as the parties may agree upon in writing. The Purchaser shall keep the Vendor informed of the anticipated date of consummation of the Underwritten Offering.

9.2 CLOSING PROCEDURES. All documents to be delivered at the Closing will be delivered to the solicitors for the Vendor, in escrow, on or before the Closing Date. All matters of payment, execution and delivery of documents required to be paid and/or delivered at Closing will be deemed to be concurrent requirements, and the Closing shall not occur until all such payments and documents have been paid, executed and/or delivered, as the case may be.

9.3 TERMINATION. If the Closing has not occurred on or before October 15, 1996, either Party may terminate this Agreement by giving written notice of such termination to the other Party, in which case this Agreement shall immediately terminate, provided that:

    (a) subject to section 9.3(b), the terminating Party is not in material breach of any of its obligations, agreements, covenants, representations or warranties pursuant to this Agreement;

    (b) if each of the Parties is in material breach of any of its obligations, agreements, covenants, representations or warranties pursuant to this Agreement, section 9.3(a) shall not apply; and

    (c) such termination shall not relieve either Party from liability for its material breach of any of the terms or provisions of this Agreement.

10.      INDEMNIFICATION

10.1 BY THE VENDOR. The Vendor will, upon demand, indemnify, defend and hold harmless the Purchaser from and against any and all demands, claims, actions, proceedings, losses, damages, liabilities, costs and expenses suffered or incurred by the Purchaser, directly or indirectly, by reason of a breach of or any inaccuracy in any of the representations or warranties contained in section 3.1 hereof or a breach of any of the covenants contained in section 5.1 hereof.

10.2 BY THE PURCHASER. The Purchaser will, upon demand, indemnify, defend and hold harmless the Vendor from and against any and all demands, claims, actions, proceedings, losses, damages, liabilities, costs and expenses suffered or incurred by the Vendor, directly or indirectly, by reason of a breach of or any inaccuracy in any of the representations or warranties contained in section 3.2 hereof or a breach of any of the covenants contained in section 5.2 hereof.

10.3 LIMITATION. Notwithstanding the provisions of sections 10.1 and 10.2, and notwithstanding any inaccuracy or incorrectness of any provision in this Agreement, no claim for indemnification, damages or other relief will be valid against either Party unless such claim is made within a period of 12 months of the Closing Date and any claim not made within such time will thereafter be barred.

10.4 MONETARY LIMITATION. Neither Party will make any claim for indemnity hereunder unless the claim, or the total of all claims, by such Party exceeds $500,000, in which event the indemnity contained herein will include all amounts up to and in excess of $500,000.

10.5 NOTIFICATION AND CONDUCT OF CLAIM. If a claim, other than a claim for fraud, is made against either Party (the "Indemnifier"), as a result of which the other Party (the "Other") wishes to assert a claim against the Indemnifier under section 10.1 or 10.2, as the case may be, the Other will, as soon as practicable, notify the Indemnifier thereof. In such event, the Indemnifier may, in its sole discretion, either take conduct of or assist in any matter or proceeding involving third parties in order to contest and/or settle such claim. The Other will not take any step or proceeding to waive or extend any applicable limitation period. If the Indemnifier takes conduct of such matter or proceeding, the Indemnifier may, and the Other hereby authorizes the Indemnifier to, make such investigations, negotiations and settlements as it deems expedient. No settlement shall be entered into without the written consent of both Parties, which shall not be unreasonably withheld. All expenses incurred in connection with such contest or settlement will be paid by the Indemnifier if the Other prevails.

11.      DISPUTE RESOLUTION

11.1 ATTORNMENT. Each Party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia, agrees that such courts shall have IN PERSONAM jurisdiction over it, consents to service of process in any manner authorized by British Columbia law, and agrees that, subject to section 11.2, any action, suit or proceeding with respect to any disputes, differences or controversies arising out of, in relation to or in connection with this Agreement, or any breach hereof, shall be brought in the courts of the Province of British Columbia. Each Party further agrees that a final judgment in any such action or suit shall be conclusive and may be enforced in any other jurisdiction by suit or action on the judgment or in any other manner specified by law.

11.2 ARBITRATION. Any difference, controversy or dispute arising out of or in connection with this Agreement, including, without limiting the generality of the foregoing, any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the British Columbia International Commercial Arbitration

Centre pursuant to its Rules. The place of the arbitration shall be Vancouver, Canada.

12.      NOTICES

12.1 NOTICES. All notices given pursuant to this Agreement shall be in writing and shall be made by hand delivery, first class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next day delivery to the relevant address specified below. Except as otherwise provided in this Agreement, each such notice shall be deemed given: at the time delivered by hand, if personally delivered or mailed postage prepaid; when answered back, if telexed; when receipt is acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         If to the Purchaser, to:

         AccuMed International, Inc.
         900 North Franklin Street, Suite 401
         Chicago, Illinois   60610

         Attention:  Peter P. Gombrich, Chief Executive Officer

         Telecopy No.:       312-642-6884
         Confirmation No.:   312-642-9200

         with a copy to:

         Graham & James LLP
         400 Capitol Mall, Suite 2400
         Sacramento, California  95814

         Attention:  Kevin A. Coyle, Esq.

         Telecopy No.:       916-441-6700
         Confirmation No.:   916-558-6700

         If to the Vendor to:

         Xillix Technologies Corp.
         300 - 13775 Commerce Parkway

         Richmond, B.C.
         V6V 2V4

         Attention:  President

         Telecopy No.:       604-278-5111
         Confirmation No.:   604-278-5000

         with a copy to:

         Fraser & Beatty
         1500 - 1040 West Georgia Street
         Vancouver, B.C.
         V6E 4H8

         Attention:     Gary R. Sollis

         Telecopy No.:       604-683-5214
         Confirmation No.:   604-687-4460

13.      GENERAL

13.1     TIME OF ESSENCE.  Time shall be of the essence of this Agreement.

13.2 FURTHER ASSURANCES. Each of the Parties shall, at the request and expense of the other, both before and after the Closing, do any and all such further acts and things and execute and deliver any and all such further documents and instruments as are necessary or desirable to carry out the intent of this Agreement.

13.3 WHOLE AGREEMENT. This Agreement contains the whole agreement between the Vendor and the Purchaser in respect of the purchase and sale of the Purchased Shares and supersedes all prior correspondence, agreements and understandings, oral or written, by or between the Parties with respect thereto, including, without limitation, the Letter of Intent dated July 3, 1996 among the Vendor, the Company and the Purchaser and the business plans and executive summaries (except only the operating budget contained in the May, 1996 business plan) of the Company dated December, 1995 and May, 1996. There are no warranties, representations, terms, conditions or collateral agreements, express, implied or otherwise, relating to the subject matter hereof, other than as expressly set forth in this Agreement.

13.4 AMENDMENTS AND WAIVERS. No amendment, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, nor shall any such wavier constitute a continuing waiver, unless otherwise expressly provided.

13.5 ASSIGNMENT. This Agreement may not be assigned by either Party without the prior written consent of the other Party, which consent may be arbitrarily withheld.

13.6 CONFIDENTIALITY. Neither of the Parties will disclose the existence or any of the terms or conditions of this Agreement to any Person who is not a director, officer, employee or bona fide authorized representative (which is deemed to include professional advisors) of such Party, without the prior written consent of the other Party, which consent shall not be unreasonably withheld, except:

    (a) if such disclosure is required by law, including, without limitation, the disclosure requirements of the regulations promulgated under the B.C. Act and the 1933 Act; or

    (b) if such disclosure is in the normal course of such Party's business and such disclosure is made on a "need-to-know" and confidential basis,

and, if time permits, each Party shall, prior to issuing any press release or making any other public announcement concerning the transactions contemplated hereby, provide a copy of the text of such release or announcement to the other Party for its review and comments.

13.7 ENUREMENT. This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors and permitted assigns.

13.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts and such counterparts may be transmitted by electronic facsimile, and each such counterpart shall be deemed to be an original and together such counterparts shall constitute one document.

         IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the day and year first above written.


                             XILLIX TECHNOLOGIES CORP.


                             By: /s/ Pierre Leduc
                                --------------------------------
                                  Authorized Signatory

                             By:________________________________
                                  Authorized Signatory


                             ACCUMED INTERNATIONAL, INC.


                             By: /s/ Peter P. Gombrich
                                --------------------------------
                                 Peter P. Gombrich,
                                 Chief Executive Officer